UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2022

Cohn Robbins Holdings Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39454	98-1547852
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 N. West Street, Suite 1200 Wilmington, DE	19801
(Address of principal executive offices)	(Zip Code)

(302) 295-4937
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A ordinary share and one-third of one redeemable warrant	CRHC.U	New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	CRHC	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	CRHC WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Business Combination Agreement

As previously disclosed, Cohn Robbins Holdings Corp., a Cayman Islands exempted company (“Cohn Robbins”), entered into a business combination agreement, dated January 20, 2022, by and among Cohn Robbins, Allwyn AG (f/k/a SAZKA Entertainment AG), a Swiss stock corporation (Aktiengesellschaft) (“Allwyn”), Allwyn Entertainment AG, a Swiss stock corporation (Aktiengesellschaft) (“Swiss NewCo”), Allwyn US HoldCo LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Swiss NewCo (“US HoldCo”), and Allwyn Sub LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of US HoldCo (“DE Merger Sub”) (the “Existing Business Combination Agreement”).

On August 29, 2022, Cohn Robbins entered into an Amendment to the Business Combination Agreement (the “BCA Amendment”, and, the Existing Business Combination Agreement, as amended by the BCA Amendment, the “Business Combination Agreement”) with Allwyn, Swiss NewCo, US HoldCo and DE Merger Sub. The BCA Amendment amended the terms of the Existing Business Combination Agreement by (i) lowering the maximum Class B Exchange Ratio from 1.40 to 1.13, (ii) lowering the Acquiror Transaction Expenses Cap from $75 million to $55 million and (iii) designating Gary D. Cohn as the Acquiror Nominee that will serve on the Swiss NewCo Board (as defined below).

Certain Related Agreements

Backstop Agreement

In connection with the signing of the BCA Amendment, Allwyn, Cohn Robbins and PPF Group NV (the “Backstop Investor”) entered into a backstop agreement (the “Backstop Agreement”) whereby the Backstop Investor has agreed, subject to the other terms and conditions included therein, at the Closing (as defined in the Backstop Agreement), to subscribe for Swiss NewCo Class B Shares in order to fund any redemptions by shareholders of Cohn Robbins in connection with the Business Combination, in an aggregate amount of up to $260 million (the “Backstop Investment”). Pursuant to the Backstop Agreement, the Backstop Investor will receive up to four (4) million Swiss Newco Class B Shares immediately prior to the effective time of the Merger.

As described in the Backstop Agreement, the obligations of the parties to consummate the Backstop Investment is conditioned upon (i) substantially similar closing conditions as are contained in the Subscription Agreements, dated January 20, 2022, by and among Cohn Robbins, Swiss NewCo and the subscribers party thereto (the “Original Subscription Agreements”) (which were previously described in a Current Report on Form 8-K filed by Cohn Robbins with the SEC on January 25, 2022), as well as the following additional conditions: (i) Section 10.3(c) of the Business Combination Agreement (as amended up to and including the date of the Backstop Agreement) shall not have been amended or waived and (ii) except to the extent consented to in writing by the Backstop Investor, the Original Subscription Agreements, excluding the Insider Subscription Agreement, (as defined below) shall not have been amended or waived in a manner that materially benefits any subscriber party to such Original Subscription Agreements.

Sponsor Agreement Amendment

As previously disclosed, Cohn Robbins entered into a sponsor agreement, dated January 20, 2022, by and among Cohn Robbins, Cohn Robbins Sponsor LLC, a Delaware limited liability company (the “Sponsor”), Swiss NewCo, the Insiders (as defined therein) and Allwyn (the “Existing Sponsor Agreement”).

On August 29, 2022, Cohn Robbins entered into an Amendment to the Sponsor Agreement (the “Amendment to the Sponsor Agreement”, and, the Existing Sponsor Agreement, as amended by the Amendment to the Sponsor Agreement, the “Sponsor Agreement”), with the Sponsor, Swiss NewCo, the Insiders (as defined therein) and Allwyn. The Amendment to Sponsor Agreement amended the term of the Existing Sponsor Agreement by (i) increasing the forfeiture of the Sponsor’s shares from 3,286,400 to a maximum of 7,200,000 (such that, after the Closing and pursuant to the Sponsor Agreement (but, for the avoidance of doubt, not including any shares held by the Sponsor as a result of the PIPE Investment), the Sponsor will hold (1) 5,840,000 Swiss NewCo Class B Shares which will automatically vest at the Closing and (2) the right, subject to earnout thresholds described further in the Sponsor Agreement, to an additional 7,500,000 Swiss NewCo Class B Shares), (ii) increasing the number of the Sponsor’s shares subject to the earnout provisions of the Sponsor Agreement from 5,443,100 to 7,500,000, whereby such shares shall be subject to certain vesting provisions, as described further in the Sponsor Agreement, and divided into two equal tranches vesting upon the achievement of share price thresholds for Swiss NewCo Class B Shares of $12.00 per share and $14.00 per share, respectively, and, in each case, for a period of any 20 trading days within a period of 30 consecutive trading days and (iii) permit the Sponsor to earn back a portion of its forfeited shares, in addition to its shares vesting at the Closing and the shares subject to certain vesting provisions described above and in the Sponsor Agreement, in the event that the Acquiror Transaction Expenses are less than $55 million, where the amount of shares the Sponsor will receive in Swiss NewCo which will automatically vest at the Closing will be increased, on a $10.00 valuation per share basis, by the number of shares equal to such difference in expense amounts divided by $10.00.

Sponsor’s PIPE Subscription Agreement Amendment

As previously disclosed, Cohn Robbins entered into a subscription agreement, dated January 20, 2022, by and among Cohn Robbins, Swiss NewCo and the Sponsor (the “Existing Sponsor Subscription Agreement”).

On August 29, 2022, Cohn Robbins entered into an Amendment to the Subscription Agreement (the “Sponsor Subscription Agreement Amendment”, and, the Existing Sponsor Subscription Agreement, as amended by the Sponsor Subscription Agreement Amendment, the “Insider Subscription Agreement”) with Swiss NewCo and the Sponsor. The Sponsor Subscription Agreement Amendment amended the terms of the Existing Sponsor Subscription Agreement by modifying the number of Swiss NewCo Class B Shares to be purchased by the Sponsor by modifying the multiplier of Base Shares (as defined in the Insider Subscription Agreement) from 1.08 to the Class B Exchange Ratio.

Copies of the BCA Amendment, the Backstop Agreement, the Amendment to the Sponsor Agreement and the Sponsor Subscription Agreement Amendment are filed with this Current Report on Form 8-K as Exhibit 2.1, Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference, and the foregoing description of the BCA Amendment, the Backstop Agreement, the Amendment to the Sponsor Agreement and the Sponsor Subscription Agreement Amendment is qualified in its entirety by reference to the full text of the BCA Amendment, the Backstop Agreement, the Amendment to the Sponsor Agreement and the Sponsor Subscription Agreement Amendment. Capitalized terms used in this Current Report on Form 8-K and not otherwise defined in this Current Report on Form 8-K have the meanings ascribed to such terms in the Business Combination Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 and Item 8.01 of this Current Report on Form 8-K with respect to the Backstop Agreement and the Convertible Notes (as defined below) are incorporated by reference in this Item 3.02. The shares to be issued pursuant to the Backstop Agreement and the Convertible Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act.

Item 7.01 Regulation FD Disclosure.

On August 29, 2022, Cohn Robbins and Allwyn issued a joint press release (the “Press Release”) announcing the Backstop Investment. The Press Release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Cohn Robbins under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information contained in this Item 7.01, including Exhibit 99.1.

Item 8.01 Other Events.

Apollo Indenture and Side Letter

As previously announced, on January 20, 2022, Swiss NewCo, Primrose Holdings (Lux) S.à r.l. (“Primrose”), KKCG AG, a Swiss stock corporation (“KKCG”), Allwyn (formerly known as SAZKA Entertainment AG) and Allwyn International a.s., a Czech stock corporation (“SAZKA Group”), entered into a letter agreement (the “Apollo Side Letter”), pursuant to which, among other things, Allwyn, Swiss NewCo and Primrose were to negotiate in good faith to execute an indenture reflecting the provisions contained in the term sheet attached as Annex B therein (the “Apollo Term Sheet”). Pursuant to the Apollo Term Sheet (and the Indenture (as defined below)), on the Closing Date, in connection with the Business Combination, Swiss NewCo will repurchase all of Allwyn’s convertible preferred shares held by Primrose in exchange for (i) (A) €323,012,345.68 in cash plus (B) an amount in cash (denominated and paid in Euros) equal to accrued and unpaid dividends on the convertible preferred shares accruing pursuant to their terms after September 30, 2021 through the Closing Date, plus (ii) convertible notes (the “Convertible Notes”) in an aggregate amount of €301,000,000 (the “Principal Amount”), in each case, in accordance with the terms and subject to the conditions set forth in the Apollo Side Letter, the Apollo Term Sheet and the Indenture (as applicable).

In accordance with the Apollo Side Letter and Apollo Term Sheet, Swiss Newco, Primrose, KKCG, Allwyn and SAZKA Group will enter into the indenture substantially in the form filed as Exhibit 4.1 with this Current Report on Form 8-K (the “Indenture”). Pursuant thereto, the Convertible Notes will be denominated in euro, will mature on the date that is three (3) years after the Closing Date (the “Maturity Date”) and bear an interest of 6.50% per annum, payable in cash (in euro) semi-annually, accruing on the outstanding Principal Amount of the Convertible Notes. On the first (1st) anniversary of the Closing Date, Swiss NewCo will be required to redeem a portion of the Convertible Notes with a Principal Amount equal to €96.75 million at par plus accrued and unpaid interest on such amount at such date. The Convertible Notes will be issued in definitive registered form. The Indenture provides for certain tax gross-up payments by Swiss NewCo should payments on the Convertible Notes or the Indenture be subject to withholding or other taxation.

Pursuant to the Indenture, Swiss NewCo may redeem the Convertible Notes, at its option, in whole or in part, at any time and from time to time (i) prior to the first (1st) anniversary of the Closing Date without premium or penalty, (ii) after the first (1st) anniversary of the Closing Date, at a customary “make-whole” price and (iii) if, at any time after the Closing Date but before the Maturity Date, the closing price of Swiss NewCo Class B Shares exceeds $13.89 (which amount will be subject to proportional adjustment for certain anti-dilution protections contained in the Indenture) for at least 20 out of 30 consecutive trading days, subject to sufficient volume on each trading day, without premium or penalty, in each case, upon not less than 30 days’ notice. In the event of a fundamental change, change of control or similar transaction (in each case, as described and pursuant to the Indenture), Swiss NewCo will be required to redeem the Convertible Notes in full at the redemption price applicable at such time. In addition, upon certain changes affecting taxation of the Convertible Notes (or any payment under the Indenture), Swiss NewCo may redeem all (but not a part) of the Convertible Notes then outstanding at par.

At any time after the Closing Date and pursuant to the Indenture, holders of the Convertible Notes will have the option to convert the Convertible Notes into Swiss NewCo Class B Shares at the conversion price of $11.11111 (such amount to be reduced, but not increased, to reflect a 20% premium to the lowest effective purchase price of any Swiss NewCo Class B Shares issued for cash in connection with the Business Combination) (such amount, the “Conversion Price”) and the applicable euro to U.S. dollar foreign exchange spot rate at the time of conversion. Holders of the Convertible Notes will not be entitled to participate in dividends paid to holders of Swiss NewCo Ordinary Shares. Pursuant to the Indenture, the Convertible Notes will have customary anti-dilution protections for stock splits, stock dividends, mergers, recapitalizations and similar events, cash and non-cash dividends, equity issuances and sales below fair market value or the Conversion Price and stock repurchases. The Indenture also includes certain negative covenants applicable to Swiss NewCo and its subsidiaries, including limitations on the activities of Swiss NewCo and its subsidiaries above the level of SAZKA Group, other than customary holding company activities. The Indenture does not include any financial maintenance covenants. The Convertible Notes will be unsecured and will not benefit from any guarantees by any of Swiss NewCo’s subsidiaries. Under the Indenture, Primrose will receive customary demand, piggyback and shelf registration rights pertaining to any Swiss NewCo Class B Shares issued upon the conversion of the Convertible Notes. Pursuant to the Indenture, Primrose will not be permitted to participate in any hedging activities with respect to Swiss NewCo Shares until the date that is six (6) months after the Closing Date unless such hedge is based on a price per Swiss NewCo Class B Share equal to or in excess of the Conversion Price. The Convertible Notes will be subject to legal and commercial registration on transfers, including to comply with applicable tax laws, which includes restrictions on transfers of the Convertible Notes to more than ten (10) non-bank creditors of Swiss NewCo.

Further, pursuant to the Apollo Side Letter and the Apollo Term Sheet, the Sponsor and KKCG will enter into a written agreement with Primrose prohibiting the hedging by each of the Sponsor and KKCG and their affiliates of the securities of Swiss NewCo or any of its subsidiaries (including, for the avoidance of doubt, Swiss NewCo Class A Shares and Swiss NewCo Class B Shares), until the date that is six (6) months after the Closing Date.

The foregoing description of the Indenture, and the transactions and documents contemplated thereby, is not complete and is subject to and qualified in its entirety by reference to the form of Indenture, a copy of which is filed with this Current Report on Form 8-K as Exhibit 4.1, and the terms of which are incorporated by reference herein.

Appointment of Gary D. Cohn to Swiss NewCo Board

Pursuant to its rights under the Business Combination Agreement, the Sponsor will appoint Gary D. Cohn to the Swiss NewCo board of directors (the “Swiss NewCo Board”). Mr. Cohn’s appointment to the Swiss NewCo Board shall be effective as of the Closing, and his tenure shall end at Swiss NewCo’s annual general meeting of shareholders in 2023. Mr. Cohn shall serve on the audit committee of Swiss NewCo.

Mr. Cohn has been a director and Cohn Robbins’ Co-Chairman since August 2020. Mr. Cohn served as Assistant to the President for Economic Policy and Director of the National Economic Council from January 2017 until April 2018. Before serving in the White House, Mr. Cohn was President, Chief Operating Officer and a director of The Goldman Sachs Group, Inc. from 2006-2016. He joined Goldman Sachs in 1990 and held a number of other leadership positions, including the Global Co-Head of the Equities and Fixed Income, Currency and Commodities Division. He also served as Chairman of the Firmwide Client and Business Standards Committee. Mr. Cohn also serves on the boards of nanoPay Holding Inc., Hoyos Integrity Corporation, Infinite Arthroscopy Inc., Limited, Springcoin Inc. and Starling Trust Sciences, LLC and is the Chairman of the Board of Pallas Advisors LLC. Mr. Cohn also serves on the Systemic Resolution Advisory Committee of the Federal Deposit Insurance Corporation. He is also member of the Board of Trustees of NYU Langone Health and serves on the Board of Overseers of the NYU Tandon School of Engineering. In 2019 Mr. Cohn was a Visiting Fellow at the Harvard Kennedy School’s Institute of Politics. Mr. Cohn earned a B.S. in business administration from American University in 1982.

Additional Information about the Business Combination and Where to Find It.

In connection with the Business Combination, Swiss NewCo has filed a registration statement on Form F-4 with the SEC (the “Registration Statement”). The Registration Statement includes a proxy statement of Cohn Robbins and a prospectus of Swiss NewCo. The Registration Statement was mailed to each of Cohn Robbins’ shareholders of record as of August 15, 2022. Additionally, Swiss NewCo and Cohn Robbins will file other relevant materials with the SEC in connection with the Business Combination. Copies of the Registration Statement and all other relevant materials filed or that will be filed with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. Before making any voting or investment decision, investors and security holders of Cohn Robbins are urged to read the Registration Statement and all other relevant materials filed or that will be filed with the SEC in connection with the Business Combination because they will contain important information about the Business Combination and the parties to the Business Combination.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 with respect to the Business Combination between, among other parties, Cohn Robbins and Swiss NewCo. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue,” “strategy,” “future,” “opportunity,” “would,” “seem,” “seek,” “outlook” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These statements are based on various assumptions, whether or not identified in this Current Report on Form 8-K. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. These forward-looking statements include, without limitation, Swiss NewCo’s and Cohn Robbins’ expectations with respect to anticipated financial impacts of the Business Combination, the satisfaction of closing conditions to the Business Combination, and the timing of the completion of the Business Combination. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of Cohn Robbins’ registration statement on Form S-1 (File No. 333-240277), its Annual Report on Form 10-K, as amended from time to time, for the fiscal year ended December 31, 2021 and its subsequent Quarterly Reports on Form 10-Q, the Registration Statement filed by Swiss NewCo, and other documents filed by Swiss NewCo and Cohn Robbins from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside Swiss NewCo’s and Cohn Robbins’ control and are difficult to predict. Many factors could cause actual future events to differ from the forward-looking statements in this Current Report on Form 8-K, including but not limited to: (1) the outcome of any legal proceedings that may be instituted against Cohn Robbins or Swiss NewCo following the announcement of the Business Combination; (2) the inability to complete the Business Combination, including due to the inability to concurrently close the Business Combination and the private placement of common stock or due to failure to obtain approval of Cohn Robbins’ shareholders; (3) the risk that the Business Combination may not be completed by Cohn Robbins’ business combination deadline and the potential failure to obtain an extension of such deadline sought by Cohn Robbins; (4) the failure to satisfy the conditions to the consummation of the Business Combination, including the approval by Cohn Robbins’ shareholders and the satisfaction of the minimum trust account amount following any redemptions by Cohn Robbins’ public shareholders; (5) the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement; (6) the risk that the Business Combination disrupts current plans and operations as a result of the consummation of the Business Combination; (7) the inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain key employees; (8) costs related to the Business Combination; (9) changes in the applicable laws or regulations; (10) the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; (11) the risk of downturns and a changing regulatory landscape in the industry in which Swiss NewCo operates; (12) Swiss NewCo’s ability to obtain or maintain rights or licenses to operate in any market in which Swiss NewCo operates or seeks to operate in the future; (13) the potential inability of Swiss NewCo to raise additional capital needed to pursue its business objectives or to achieve efficiencies regarding other costs; (14) the enforceability of Swiss NewCo’s intellectual property, including its patents, and the potential infringement on the intellectual property rights of others, cyber security risks or potential breaches of data security; and (15) other risks and uncertainties described in Cohn Robbins’ registration statement on Form S-1 and Annual Report on Form 10-K, as amended from time to time, for the fiscal year ended December 31, 2021 and its subsequent Quarterly Reports on Form 10-Q, and the Registration Statement. Swiss NewCo and Cohn Robbins caution that the foregoing list of factors is not exclusive or exhaustive and not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither Swiss NewCo nor Cohn Robbins gives any assurance that Swiss NewCo or Cohn Robbins will achieve its expectations. Neither Swiss NewCo nor Cohn Robbins undertakes or accepts any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, or should circumstances change, except as otherwise required by securities and other applicable laws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Amendment to the Business Combination Agreement, dated as of August 29, 2022
4.1	Form of Indenture
10.1	Backstop Agreement, dated as of August 29, 2022
10.2	Amendment to the Sponsor Agreement, dated as of August 29, 2022
10.3	Amendment to Subscription Agreement, dated as of August 29, 2022
99.1	Press Release, dated as of August 29, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohn Robbins Holdings Corp.

Date: August 29, 2022

	By:	/s/ Clifton S. Robbins
	Name:	Clifton S. Robbins
	Title:	Co-Chairman